                                                                   EXHIBIT 10-RR



                                INTELLICORP, INC.

                   SERIES B PREFERRED STOCK PURCHASE AGREEMENT



         THIS SERIES B PREFERRED STOCK PURCHASE AGREEMENT ("Purchase Agreement") is made and entered into this 19th day of March, 1997 by and between INTELLICORP, INC., a Delaware corporation (the "Company"), and the Purchasers listed in Schedule 1.1 attached hereto (the "Purchasers" and individually, a "Purchaser").

                                R E C I T A L S:

         A. The Board of Directors of the Company has adopted the Certificate Designation, Preferences and Rights of the Series B Preferred Stock (the "Certificate of Designation") in the form attached hereto as Exhibit 1 which establishes the rights, preferences and privileges of the Company's $0.001 par value Series B Preferred Stock (the "Series B Preferred Stock").

         B. The Company desires to issue 5,000 shares of Series B Preferred Stock which are the subject of this Purchase Agreement; and

         C. The Purchasers desire to acquire 5,000 shares of Series B Preferred Stock on the terms and conditions set forth herein.


                               A G R E E M E N T:

         NOW, THEREFORE, IT IS AGREED as follows:

         1. Issue of Preferred Stock. Subject to the terms and conditions hereof, the Company has authorized the issue of:

                  1.1 5,000 shares of Series B Preferred Stock of the Company (the "Shares") for delivery to the Purchasers in the amounts set forth in
Schedule 1.1 attached hereto against payment to the Company by each Purchaser of the amount set forth in Schedule 1.1 by wire transfer in same day or next day funds.

                  1.2 Up to 2,500,000 shares of Common Stock (which number may be adjusted as provided in the Certificate of Designation) upon conversion of the Shares in accordance with the terms of the Certificate of Designation and approximately 161,616 shares of Common Stock which may be issued as dividends on the Shares through April 30, 1998 (the "Dividend Shares").

                  1.3 A convertible subordinated note due March 19, 2004 (the "Note") which, at the option of the Company, may be exchanged for the Shares at any time following the effective date of this Purchase Agreement. If issued, the Note shall have the terms as described in Section 6 of this Purchase Agreement.

         2. Representations and Warranties of the Company. The Company represents and warrants that:

                  2.1 It is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware, and duly qualified to do business and in good standing as a foreign corporation in the State of California, with full power and authority, corporate and otherwise, to enter into and perform this Agreement, to borrow hereunder, and to make, execute and deliver the various instruments and documents provided for herein.

                  2.2 The execution, delivery and performance by the Company of this Purchase Agreement, and the making, execution and delivery by the Company of the instruments contemplated hereby, have been duly authorized by all necessary corporate action and will not violate any provision of law, court order or decree, or of its Certificate of Incorporation or Bylaws, or result in the breach of or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any property or assets of the Company pursuant to any agreement or instrument,to which it is a party, or by which it or its property may be bound or affected. This Agreement is a valid and binding obligation of the Company, enforceable in accordance with its terms.

                  2.3 The Shares, the Dividend Shares, and the shares of Common Stock initially issuable upon conversion of the Shares and the Note have been duly authorized and at all times prior to such conversion will have been duly reserved for issuance upon such conversion and, when issued, will be validly issued, fully paid and nonassessable.

                  2.4 The authorized capital of the Company is 20,000,000 shares of Common Stock, $.001 par value per share and 2,000,000 shares of preferred stock, $.001 par value, of which approximately 12,823,865 shares of Common Stock and 580,645 shares of Series A Preferred Stock are issued and outstanding, respectively. There are no shares of preferred stock reserved for issuance, except as set forth herein. There are no shares of Common Stock reserved for issuance for options, warrants or conversion of convertible securities, except as set forth on Schedule 2.4 hereto.

                  2.5 Except as set forth on Schedule 2.5 hereto, (a) there are no material law suits or proceedings pending, or, to the Company's knowledge, threatened against or affecting the Company and (b) there are no material proceedings before any governmental commission, bureau or other administrative agency pending, or, to the Company's knowledge, threatened against the Company.

                  2.6 Any and all licenses and approvals required by the Company for the conduct of its business have been obtained from the federal, state or local authorities concerned, all of which are in good standing, except where the failure to receive such licenses or approvals would not, individually or in the aggregate, have a material adverse effect on the financial condition, operations, business, assets or properties of the Company.

                  2.7 The minute books of the Company have been properly kept and reflect all transactions entered into by the Company which require submission to or action by the stockholders or directors of the Company.

                  2.8 No governmental permit, consent, approval or authorization (other than as required by any applicable state securities law) is required in connection with (i) the execution and delivery of this Purchase Agreement by the Company or (ii) the offer, sale, issuance and delivery of the Shares contemplated hereby by the Company; provided that, all representations made to the Company by the Purchasers in this Purchase Agreement and in any other document or instrument delivered in connection herewith are assumed for purposes of this representation and warranty to be accurate and complete.

                  2.9 Included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1996 are the consolidated balance sheets of the Company at June 30, 1996 and June 30, 1995, and the consolidated statements of operations, cash flows and stockholders equity for the year ended June 30, 1996 with the report thereon of Ernst & Young LLP, independent auditors.

                  2.10 None of the Company's reports and filings with the Securities and Exchange Commission ("SEC") when filed contained a misstatement of a material fact or omitted to state a material fact necessary to make the statements contained therein, in the light of the circumstances in which they were made or omitted, not misleading.

                  2.11 The Company's Common Stock is traded on Nasdaq Small Cap Market, the shares issuable upon conversion of the Shares and the Dividend Shares shall be listed or approved for listing upon official notice of issuance by Nasdaq prior to issuance. Except as set forth on Schedule 2.11, to the knowledge of the Company, there have been no notices of any delisting or delisting procedures threatened or contemplated by Nasdaq.

         3. Representations of Purchaser. This Purchase Agreement is made with each Purchaser by the Company in reliance upon such Purchaser's representations to the Company, which by such Purchaser's acceptance hereof, such Purchaser confirms, that (a) Purchaser is acquiring the Shares for its own account and not for the beneficial interest of any other person, and not with a view to the distribution thereof, and that Purchaser will not distribute, sell or otherwise dispose of the Shares, or the Note, if exchanged for the Shares, or any of the shares of Common Stock of the Company issuable upon conversion of the Shares or the Note, except as permitted under the Securities Act of 1933, as amended (the "Act"), the General Rules and Regulations thereunder, and all applicable State "Blue Sky" laws; (b) Purchaser's financial circumstances are such as to permit Purchaser to make this investment without having a present intention or need to liquidate its investment; (c) Purchaser severally confirms further that it has been advised that none of the Shares, the Note, if exchanged for the Shares, or the Common Stock issuable upon the conversion thereof have been registered under the Act, and that, accordingly, such Shares, shares of Common Stock and the Note will be what is commonly known as "restricted securities," and are not freely transferrable by Purchaser except pursuant to an exemption from registration under the Act, such as Rule 144, the substance of which has been explained to Purchaser or upon registration of the Common Stock under the Act; (d) Purchaser is an "accredited investor" as that term is defined in SEC Regulation D, (e) Purchaser is knowledgeable about the software industry and the Company's products and has had the opportunity to discuss with Company management the Company and its products, prospects, results of operation and financial condition and to have access to any and all information regarding the Company that Purchaser deems necessary to its decision to purchase the Shares, and (f) that the following legends shall be placed on the Certificates evidencing the Shares (and, on the Note and any shares of Common Stock is issuable upon conversion of the Shares and the Note):

         "THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, PURSUANT TO SECTION 4(2) OF SAID ACT AND NOT WITH A VIEW TO OR IN CONNECTION WITH THE DISTRIBUTION THEREOF. NEITHER THESE SECURITIES NOR THE SECURITIES ISSUED UPON CONVERSION HEREOF MAY BE OFFERED FOR SALE OR SOLD OR OTHERWISE DISPOSED OF EXCEPT UPON COMPLIANCE WITH SAID ACT."

         4. Transfer by the Purchasers. None of the Shares to be purchased by the Purchasers, the Note, if issued, the shares of Common Stock issuable upon conversion thereof or the Dividend Shares, nor any interest therein, shall be sold, transferred, assigned, or otherwise disposed of, unless the Company shall previously have received an opinion of counsel knowledgeable in federal securities law, to the effect that registration under the Act is not required in connection with such disposition pursuant to the Act, provided, however, that the Common Stock issuable upon conversion of the Shares may be sold if such sale is registered under the Act.

         5.       Registration.

                  (a) Registration. Within 90 days following the execution of this Agreement the Company shall prepare and file with the Commission a registration statement on Form S-3 sufficient to permit the public offering and sale by the Purchasers of the Common Stock into which the Shares may, from time to time, be convertible and the Dividend Shares through the facilities of all appropriate securities exchanges and the over-the-counter market, and will use its best efforts through its officers, directors, auditors and counsel to cause such registration statement to become effective as promptly as practicable. Any registration statement which becomes effective pursuant to the provisions of this paragraph, shall be kept effective by the Company for so long as any Purchaser owns any of the Shares, or any shares of Common Stock or Notes of the Company which it receives upon conversion of the Shares. The Company, at its sole expense, will also take such actions as shall permit the Shares of Common Stock to be sold in all states which a Purchaser requests.

                  (b) Terms of Registrations. The foregoing rights and duties shall be subject to the following terms and conditions:

                           (i)      The Company shall bear all of the costs of
any registration statement, including all "blue sky" fees and expenses.

                           (ii)     The Company will use its best efforts to
cause such registration statement to become effective under the Act.




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

                  5.2 In connection with any registration pursuant to Section 5.1, the Company will (i) use its best efforts to permit a lawful distribution by Purchasers in the manner specified by Purchasers; (ii) use its best efforts to qualify or otherwise "blue sky" the proposed offering by Purchasers in such states as the Purchasers shall reasonably request; provided, however, that nothing herein contained shall require the Company to qualify as a foreign corporation in a jurisdiction in which it is not presently qualified or to become licensed as a securities broker or dealer in any jurisdiction; (iii) provide Purchasers with a reasonable number of registration statements and prospectuses (including amendments and revisions) requested by Purchasers; and
(iv) use its best efforts to have such prospectuses meet the requirements of
Section 10(a) of the Securities Act of 1933, as amended.

                  5.3 The Company's obligations under this Section 5 are conditioned upon its being furnished by each Purchaser with descriptions of such Purchaser's Common Stock to be covered in the requested registration statement, the proposed method of distribution, and such other relevant information as may be required.

                  5.4 In connection with any registration statement pursuant to this Section 5, Purchasers shall indemnify and hold harmless the Company and each person (if any) who controls the Company within the meaning of Section 15 of the Act from and against all losses, claims, damages and liabilities to which the Company or any of them may be subject, actually or allegedly caused by any untrue or allegedly untrue statement of a material fact contained in any such registration statement or related prospectus or actually or allegedly caused by an omission to state therein a material fact actually or allegedly required to be stated therein or necessary to make the statements therein not misleading, which statement or omission shall have been made in reliance upon and in conformity with written information furnished to the Company by Purchasers or on Purchaser's behalf specifically for use in connection with such registration statement. Reciprocally, the Company hereby agrees to indemnify and hold harmless Purchasers, any broker or other person who may be deemed an underwriter for a Purchaser and each person (if any) who controls a Purchaser or Purchaser's underwriter within the meaning of Section 14 of the Act, from and against all losses, claims, damages and liabilities to which such parties or any of them may be subject, actually or allegedly caused by any untrue or allegedly untrue statement of a material fact contained in any such registration statement or related prospectus or actually or allegedly caused by any omission to state therein a material fact actually or allegedly required to be stated therein or necessary to make the statements therein not misleading, except insofar as such statement or omission shall have been made in reliance upon and in conformity with written information furnished to the Company by or on behalf of a Purchaser specifically for use in connection with such registration statement.

                           (a)      Subject to subsection (b) below, the
foregoing indemnity shall include reimbursements for any reasonable legal or other expenses incurred by the indemnified party or any director, officer or controlling person, as defined above, in connection with investigating or defending any such loss.

                           (b)      Promptly after receipt by an indemnified
party under this Section 5.4 of notice of commencement of any action, the indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 5.4, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability to any indemnified party except to the extent that the failure to so notify such party adversely affected the indemnifying party. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the latter will be entitled to participate therein, and to the extent desired, jointly, with any other indemnifying party similarly notified, assume the defense and control the settlement thereof, with counsel satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party as to its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this
Section 5.4 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable cost of investigation.

                           (c)      The Company and Purchasers each have the
right to make a reasonable investigation of the information contained in any registration statement covered by this Section 5 to confirm its accuracy, subject, however, to the obligation of the party making such investigation to keep in confidence any information derived until such time as the information is filed with the SEC.

                  5.5 To the extent transfers of the Shares, Common Stock, the Dividend Shares or the Note are permitted pursuant to Section 4 hereof, Purchaser may transfer, assign or otherwise dispose of its rights under this
Section 5, as a whole or in part, but no such action by Purchaser shall increase or otherwise affect the nature or extent of the Company's obligations provided in this Section.

         6. The Note. The Note, if issued by the Company, shall have the same financial and other terms as the Series B Preferred Stock issued hereunder; provided, however, that the notes delivered by the Company under the Seven-Year Senior Convertible Note Purchase Agreement dated April 19, 1996 among the Company and certain purchasers listed on Exhibit A thereto (the "Senior Notes") represent senior indebtedness of the Company, and any Note issued hereunder shall be junior and subordinated to any outstanding Senior Notes.

         7.       Board Representation.

                  The Purchasers and any successor will have the right to designate one nominee, reasonably acceptable to the Board of Directors of the Corporation, which nominee is not to be unreasonably refused by the Board of Directors, for election, at its option, as a member of the Board of Directors of the Company, and the Company will use its best efforts to cause such nominee to be elected and continued in office as a director of the Company until 75 percent of the Shares, or the Common Stock received upon conversion of the Shares has been sold, or 75 percent of the entire principal of the Note, if issued, has been paid. Following the election of such nominee as a director, such person shall receive no more or less compensation than is paid to other non-officer directors of the Company for attendance at meetings of the Board of Directors of the Company and shall be entitled to receive reimbursement for all reasonable costs incurred in attending such meetings including, but not limited to, food, lodging and transportation. The Company agrees to indemnify and hold such director harmless, to the maximum extent permitted by the Corporation's Restated

Certificate of Incorporation or state law, against any and all, claims, actions, awards and judgments arising out of his service as a director and, in the event the Company maintains a liability insurance policy affording coverage for the acts of its officers and directors, to include such director as an insured under such policy. The rights and benefits of such indemnification and the benefits of such insurance shall, to the extent possible, extend to the Purchaser insofar as it may be or may be alleged to be responsible for such director.

         8. Covenants of the Company. The Company agrees that, while any Shares or Note issued hereunder remain outstanding in the name of the Purchaser, it will do the following:

                  8.1 The Company will not incur any debt from a financial institution which is senior to the investment represented by the Shares, or the Note, if issued ("Senior Debt"), which, together with the Senior Notes, exceeds in the aggregate $5,000,000 without the written consent of Purchaser. In addition, the Company will not incur any debt which is subordinated to the Senior Debt, but which is senior to the investment represented by the Shares, or the Note, if issued, without the written consent of Purchaser.

                  8.2 The Company will not sell, lease or convey all or substantially all of its assets or shares of capital stock without the written consent of Purchaser.

                  8.3 As soon as is practicable after the end of each month, but in no event later than 45 days after month end, the Company will provide the Purchasers with monthly financial results as currently prepared for internal use by Company management and will provide to the Purchaser's nominee for director all budgets prepared for and delivered to the Company's Board of Directors. In connection with the delivery of such financials results and budgets, the Purchasers acknowledge that such information is material non public information of the Company and while in possession of such Information each Purchaser agrees it will not engage in any transactions in violation of the federal securities laws.

         9. Due Diligence Expenses. The Company shall pay the Purchasers a nonrefundable due diligence expense fee of $7,500.

         10. Notices. Any notice or demand required or desired to be given to or served upon the Company or Purchaser in connection herewith shall be in writing and deemed to have been sufficiently given or served for all purposes when delivered in person or when deposited in the United States mails, certified or registered, postage prepaid, if to the Company, addressed or delivered as follows:

                  If to the Company:

                           IntelliCorp, Inc.
                           1975 El Camino Real West
                           Mountain View, CA 94040-2216
                           Attention: President




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



                  If to Purchaser: at the address set forth on Schedule 1.1 attached hereto, or, if any other address shall at any time be designated by the Company or by Purchaser in writing in conformance with the provisions hereof, to such other address.

         11. Parties in Interest. All the terms and provisions of this Purchase Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

         12. Governing Law. This Purchase Agreement shall be construed in accordance with and governed by the laws of the State of California.

         13. Section and other Headings. Section and other headings herein are for reference purposes only, and shall not be used in any way to govern, limit, modify, construe or otherwise affect this Agreement.

         14. Counterparts. This Purchase Agreement may be executed with Purchasers in one or more counterparts, each of which shall be deemed an original, but all of which together shall be deemed but one and the same instrument.

         15. Amendment. This Purchase Agreement may be amended by written agreement of the Company and the holders of the 75% of the then outstanding Shares with respect to the matters referred to herein. Any such amendment, waiver or consent shall be binding upon the parties hereto.

         IN WITNESS WHEREOF, this Agreement has been executed and delivered on the date first above written by the duly authorized representative of the Company.


COMPANY:               INTELLICORP, INC.

                       By: /s/   KENNETH H. HAAS
                           -------------------------------
                                 Kenneth H. Haas
                                 President

                       Address:  1975 El Camino Real West
                                 Mountain View, CA  94040-2216


PURCHASER              DELAWARE STATE EMPLOYEES'
                       RETIREMENT FUND

                       By: Pecks Management Partners Ltd.
                              Its Investment Advisor


                       By: /s/   ARTHUR W. BERRY
                           -------------------------------
                                 Arthur W. Berry
                                 Managing Director

                       Address:  Mercantile Safe Deposit
                                   & Trust Company
                                 2 Hopkins Plaza
                                 Baltimore, MD  21201
                                 Attn:  Isabelle Corbett

                       DECLARATION OF TRUST FOR
                       DEFINED BENEFIT PLANS OF
                       ZENECA HOLDINGS INC.

                       By:  Pecks Management Partners Ltd.
                              Its Investment Advisor


                       By: /s/   ARTHUR W. BERRY
                           -------------------------------
                                 Arthur W. Berry
                                 Managing Director

                       Address:  State Street Bank & Trust Company
                                 One Enterprise Drive
                                 Solomon Ward Building, 4A
                                 North Quincy, MA  02171

                       DECLARATION OF TRUST FOR
                       DEFINED BENEFIT PLANS OF ICI
                       AMERICAN HOLDINGS INC.

                       By: Pecks Management Partners Ltd.
                             Its Investment Advisor


                       By: /s/   ARTHUR W. BERRY
                           -------------------------------
                                 Arthur W. Berry
                                 Managing Director

                       Address:  State Street Bank & Trust Company
                                 One Enterprise Drive
                                 Solomon Ward Building, 4A
                                 North Quincy, MA  02171

                                    EXHIBIT 1

                           CERTIFICATE OF DESIGNATION

                  CERTIFICATE OF DESIGNATION, PREFERENCES AND
                       RIGHTS OF SERIES B PREFERRED STOCK
                                       OF
                               INTELLICORP, INC.

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware

        INTELLICORP, INC., a corporation (the "Corporation") organized and existing under the General Corporation Law of the State of Delaware (the "DGCL"), in accordance with the provisions of Section 103 thereof, HEREBY
CERTIFIES:

        That, pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the Corporation, the Board of Directors, on March 14, 1997, adopted the following resolution creating a series of 5,000 shares of Preferred Stock designated as Series B Preferred Stock.

                RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation in accordance with the provisions of its Certificate of Incorporation and Section 151 of the DGCL, a series of Preferred Stick of the Corporation be and it hereby is created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

        1. Designation and Amount. The shares of such series shall be designated as "Series B Preferred Stock, par value $.001 per share" (the "Series B Preferred Stock"), and the number of shares constituting such series shall be 5,000.

        2.      Dividend Rights.

                2.1 Priority. Subject and junior to the rights of the Series A Preferred Stock, the holders of the Series B Preferred Stock shall be entitled to receive, in preference and priority to payment of any dividends on any other outstanding shares of the Corporation, when and as declared by the Board of Directors out of any funds legally available therefor, dividends on each outstanding share of Series B Preferred Stock, payable quarterly on each July 31, October 31, January 31 and April 30, beginning on July 31, 1997. Such dividends on the Series B Preferred Stock shall be at a rate of 8% per annum ($80.00 per share annually, as pro rated for each dividend payment period, including the Initial Dividend Payment period), unless a dividend is paid at a higher rate (determined on an as-if-converted to Common Stock basis) on any outstanding shares of the Corporation other than the Series A Preferred Stock, in which event the dividends on the Series B Preferred Stock shall be paid at such higher rate (determined on an as-if-converted to Common Stock basis). The right to such dividends on the Series B Preferred Stock shall be cumulative. Except for dividends paid on the Series A Preferred Stock, no dividends shall be paid on any other outstanding shares of the Corporation while any dividend on shares of Series B Preferred Stock are not paid for the current period and for any prior period, and dividends shall begin to accrue and be cumulative on outstanding shares of Series B Preferred Stock from the date of issuance of such shares. Accumulated but unpaid dividends shall not bear interest. Dividends paid on shares of Series B Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares of Series B Preferred Stock at the time outstanding. The Board of Directors may fix a record date for the determination of holders of Series B Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof. Dividends, if paid, or if declared and set apart for payment, must be paid on, or declared and set apart for payment on, all outstanding shares of Series B Preferred Stock contemporaneously. Except for dividends paid on the Series A Preferred Stock, no outstanding shares of the Corporation shall receive any dividend at a rate which is greater than the rate at which dividends are paid in respect of the Series B Preferred Stock (based on the number of shares of Common Stock into which the Series B Preferred Stock is convertible on the date of dividend). If any dividend is not paid on a dividend payment date, the holders of the Series B Preferred Stock shall be entitled, at their election, to have the dividend, when paid, paid in cash or in Common Stock of the Corporation, valued at 90% of the lowest closing bid price of the Corporation's Common Stock on the Nasdaq Stock Market for any 20 consecutive trading days commencing on five trading days preceding the dividend payment date through the date the dividend is paid, but in no event less than $0.775 bid price per share of Common Stock, as equitably adjusted to reflect any stock splits, stock dividends, stock combinations or the like.

        2.2  Payment.   Dividends shall be paid by forwarding a check, postage
prepaid, to the address of each holder (or, in the case of joint holders, to the address of any such holder) of Series B Preferred Stock as shown on the books of the Corporation, or to such other address as such holder specifies for such purpose by written notice to the Corporation. The forwarding of such check shall satisfy all obligations of the Corporation with respect to such dividends, unless such check is not paid. For all dividend payments through April 30, 1998, the Corporation, at its option, may elect to pay the dividends in Common Stock of the Corporation, valued at 90% of the average closing bid price of the Corporation's Common Stock on the Nasdaq Stock Market for the 20 trading days preceding the dividend payment date so long as such Common Stock is, on the dividend payment date, registered with the United States Securities and Exchange Commission (the "Commission") for resale by the holder. If the Corporation elects to pay the first dividend payment in Common Stock, it shall notify the holders of Series B Preferred Stock on or before July 31, 1997. If such Common Stock is not registered with the Commission for resale on or before July 31, 1997, the holders of Series B Preferred Stock shall be entitled to elect to have such dividend paid in cash or in Common Stock of the Corporation, valued as set forth in Paragraph 2.1 above.

        3. Liquidation Rights. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or not, the holders of Series B Preferred Stock shall be entitled to receive, subject and junior to the rights of the holders of the Series A Preferred Stock and before any amount shall be paid to holders of Common Stock, an amount per share equal to $1,000.00 (as adjusted for stock splits, combinations or similar events and hereafter referred to as "Original Issue Price") plus all accumulated and unpaid dividends, if any (the "Liquidation Amount"). If, upon the occurrence of a liquidation, dissolution or winding up, the assets and surplus funds distributed among the holders of Series B Preferred Stock shall be insufficient to permit the payment to such holders of the full preferential amount, then subject to any prior payment to the holders of the Series A Preferred Stock, such assets and surplus funds of the Corporation as are legally available for distribution shall be distributed ratably among the holders of Series B Preferred Stock. If, upon the occurrence of a liquidation, dissolution or winding up, after the payment to the holders of Series B Preferred Stock of the preferential amount, assets or surplus funds remain in the Corporation, the holders of Common Stock shall be entitled to receive ratably all such remaining assets and surplus funds.

        4. Redemption. At any time on 30 days written notice given after April 30, 2000, at its option, the Corporation will have the right to redeem the Series B Preferred Stock by paying in cash the Liquidation Amount. The Series B Preferred Stock may also be redeemed under the circumstances described in
Section 6, "Change in Control" below.

        5. Voting Rights. Except as specifically provided below, the Series B Preferred Stock shall have no voting rights. If the Corporation does not declare and pay eight quarterly dividend payments, then the holders of Series B Preferred Stock shall have the right to vote with the holders of Common Stock as one class on all matters submitted to the shareholders for a vote as follows:
(i) the holders of Series B Preferred Stock shall have one vote for each full share of Common Stock into which their respective shares of Series B Preferred Stock are convertible on the record date for the vote; and (ii) the holders of Common Stock shall have one vote per share of Common Stock.

        6. Change in Control. If, prior to conversion or redemption in full of the Series B Preferred Stock, the Corporation shall consolidate with or merge with another corporation or engage in a similar transaction and the stockholders of this Corporation immediately prior to such merger or consolidation own less than 50% of the outstanding securities of the surviving corporation, or the Corporation shall sell all or substantially all or its assets for a consideration (apart from the assumption of obligations) consisting principally of securities or there occurs a purchase of 50% or more of the Common Stock of the Corporation by a person or group of related persons pursuant to a tender offer or otherwise (any such event, a "change in control"), the holders of the Series B Preferred Stock will thereafter be entitled to receive, upon the conversion thereof, the securities or property to which a holder of the number of shares of Common Stock then issuable upon the conversion of such Series B Preferred Stock would have been entitled upon such change in control, and, the Corporation shall take such steps in connection with such change in control, as may be necessary to assure that the Series B Preferred Stock (or new preferred stock issued by the succeeding company with exactly the same terms as the Series B Preferred Stock) shall remain in effect and that the provisions of the Series B Preferred Stock shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or property thereafter issuable upon the conversion of the Series B Preferred Stock. In addition, in the event of a change in control, the Conversion Price (as defined in Section 7) shall become the lower of the Conversion Price in effect immediately prior to such change in control (as adjusted pursuant to the provisions of Section 7.3) or the price per share paid in the transaction resulting in the change in control; provided, that if such change of control would reduce the Conversion Price to the price per share paid in the change of control, then the Corporation shall have the right on at least five days notice prior to the change in control, during which time the Series B Preferred Stock shall not be convertible, to redeem the Series B Preferred Stock by paying the Liquidation Amount; provided, further, that if the price per share paid in the change in control is equal to two times the then Conversion Price, the Corporation shall have the right, on at least 30 days notice prior to the change in control, during which period the Series B Preferred Stock shall remain convertible, to redeem the Series B Preferred Stock by paying the Liquidation Amount.

        7. Conversion to Common Stock. The Series B Preferred Stock shall be convertible into Common Stock of the Corporation as follows:

                7.1 Right to Convert; Initial Conversion Price. Each holder of the Series B Preferred Stock will have the right at its option, at any time and from time to time, except as provided in Section 6 in connection with a change in control which would reduce the Conversion Price to the price per share paid in the change in control, prior to redemption in full of the Series B Preferred Stock, to convert any or all of such Series B Preferred Stock (including any accumulated and unpaid dividends, whether or not declared) into fully-paid and non-assessable shares of the Corporation's Common Stock $.001 par value per share, at the conversion price as hereafter provided.

                7.2     Mechanics of Conversion.

                        7.2.1 To convert Series B Preferred Stock, in whole or in part as provided herein at the holder's election, a holder of Series B Preferred Stock shall give written notice to the Corporation (by means of first class U.S. mail or by facsimile addressed to the attention of the President) of his intention to convert, stating the number of shares of Series B Preferred Stock and the amount of any accumulated and unpaid dividends that is to be converted and the name and address of each person in whose name a share or shares of Common Stock issuable upon such conversion is to be registered, such conversion to be effective on receipt of the notice of conversion.

                        7.2.2 As promptly as practical after the giving of notice to convert as herein provided, and the surrender of the certificates representing the shares of Series B Preferred Stock converted, the Corporation shall: (i) pay the holder (to the extent not converted as provided above) the amount of accrued and unpaid dividends on Series B Preferred Stock to the date on which such conversion is made, either in cash or by means of shares of Common Stock as set forth above; and (ii) deliver or cause to be delivered at its office or agency maintained for that purpose to or upon written order of the holder of the Series B Preferred Stock certificates representing the number of fully paid and nonassessable shares of Common Stock of the Corporation into which the Series B Preferred Stock is converted and, in the event of partial conversion, certificates representing the unconverted shares of Series B Preferred Stock, dated as of the date the Series B Preferred Stock is converted in part, and in all other respects identical to the Series B Preferred Stock converted.

                7.2.3 The total number of shares of Common Stock into which a share of Series B Preferred Stock may be converted initially will be determined by dividing the Original Issue Price of $1,000.00 by the conversion price. The conversion price shall initially be $2.00 in lawful money of the United States of America and shall be adjusted as provided in Paragraph 7.4 hereof, and as provided below (hereinafter called the "Conversion Price"). In the case of accumulated and unpaid dividends, the total number of shares of Common Stock into which such accumulated and unpaid dividends may be converted shall be determined by dividing the dollar amount of the accumulated and unpaid dividends to be converted by the value of the Common Stock determined in accordance with Paragraph 2.1 above, with, for this purpose, the date of conversion being the "date the dividend is paid" referred to in the final sentence of Paragraph 2.1.

        7.3     Reserved Shares.

                7.3.1 The Corporation covenants and agrees that it has reserved and shall at all times reserve and keep available out of its authorized but unissued Common Stock, solely for the purpose of issuing such shares upon the conversion of the Series B Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all Series B Preferred Stock outstanding. The Corporation covenants and agrees that the shares of its Common Stock delivered: (i) upon conversion of the Series B Preferred Stock; (ii) in payment of dividends; and (iii) on conversion of any accumulated and unpaid dividends shall, at the time of delivery of the certificates for such shares of Common Stock, be validly issued and outstanding and fully paid and nonassessable shares of Common Stock. The Corporation further covenants and agrees that it will pay when due and payable any and all Federal and state original issue taxes which may be payable in respect of the issue of the Series B Preferred Stock or any shares of Common Stock upon the conversion of Series B Preferred Stock. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the transfer and delivery of Series B Preferred Stock, all such tax being payable by the holder of such Series B Preferred Stock at the time of surrender.

                7.3.2 Each person in whose name any certificate for shares of Common Stock is issuable upon the conversion of Series B Preferred Stock or any accumulated and unpaid dividends shall for all purposes be deemed to have become the holder of record of the Common Stock represented thereby on the date upon which notice of conversion was given in accordance with Paragraph 7.2, notwithstanding that the date of such notice is a date upon which the stock transfer books of the Corporation are then closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the holder of the Series B Preferred Stock.

        7.4     Adjustments to Conversion Price.

                7.4.1 In case the Corporation shall, at any time or from time to time after the date of issuance of the Series B Preferred Stock, issue any additional shares of Common Stock (or any security convertible into shares of Common Stock or any rights or options to purchase shares of Common Stock) for a consideration per share less than the Conversion Price in effect immediately prior to the issuance of such additional shares or without consideration, then, and thereafter successively upon each such issuance, the Conversion Price in effect immediately prior to the issuance of such additional shares shall forthwith be reduced to a price determined by dividing:

                        (a) An amount equal to the sum of: (i) the number of shares of Common Stock outstanding immediately prior to such issuance multiplied by the then existing Conversion Price; plus (ii) the consideration, if any, received by the Corporation upon such issuance, by

                        (b) The total number of shares of Common Stock outstanding immediately after the issuance of such additional shares.

                7.4.2 The Corporation shall not be required to make any adjustment of the Conversion Price in accordance with Section 7.4.1 if the amount of such adjustment shall be less than $.01, but in such case, any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment of the Conversion Price which, together with all adjustments thereof so carried forward, shall amount to not less than $.01.

                7.4.3 For the purpose of adjustments under Section 7.4.1, the following provisions shall also be applicable:

                        (a) In the case of the issuance of additional shares of Common Stock for cash, the consideration received by the Corporation therefor shall be deemed to be the cash proceeds received for such shares without deducting any commissions or other expenses paid or incurred by the Corporation for any underwriting of, or otherwise in connection with, the issuance of such shares.

                        (b) In case of the issuance (otherwise than upon conversion of Series B Preferred Stock) of additional shares of Common Stock for a consideration other than cash or a consideration a part of which shall be other than cash, the amount of the consideration shall be determined in good faith by the Board of Directors of the Corporation.

                        (c) In the case of the issuance by the Corporation after the date of issuance of the Series B Preferred Stock, of any security that is convertible into shares of Common Stock or any rights or options to purchase shares of Common Stock: (i) the Corporation shall be deemed to have issued the maximum number of shares of Common Stock deliverable upon the exercise of such rights or options or upon conversion of such securities; and (ii) the consideration therefor shall be deemed to be the sum of (x) the consideration received by the Corporation for such convertible securities or for such other rights or options as the case may be, without deducting therefrom any expenses or commissions incurred or paid by the Corporation for any underwriting or issuance of such convertible security or right or option, plus (y) the consideration or adjustment payment to be received by the Corporation in connection with such conversion, plus (z) the minimum price at which shares of Common Stock are to be delivered upon the exercise of such rights or options, or, if no minimum price is specified and such shares are to be delivered at the option price related to the market value of the subject shares, an option price bearing the same relation to the market value of the subject shares at the time such rights or options were granted; provided, that as to such options such further adjustment as shall be necessary on the basis of the actual option price at the time of exercise shall be made at such time if the actual option price is less than the aforesaid assumed option price.

                        (d) For the purpose hereof, any additional shares of Common Stock issued as a stock dividend shall be deemed to have been issued for no consideration.

                        (e) The number of shares of Common Stock at any time outstanding shall include: (i) all outstanding common stock of the Corporation; and (ii) the aggregate number of shares deliverable in respect of the convertible securities, rights and options referred to in this Section 7.4; provided, that to the extent that any such options, warrants or conversion privileges are not exercised, such shares shall be deemed to be outstanding only until the expiration dates of the rights, options or conversion privilege or the prior cancellation thereof. Notwithstanding the foregoing, there shall not be taken into account, for the purpose of any computation made pursuant to Section 7.4, whether for the determination of the number of shares of Common Stock issued or outstanding on or prior to any date, or otherwise: (i) any options, warrants or rights to purchase shares of Common Stock of the Corporation in existence on the date of issuance of the Series B Preferred Stock; (ii) options to purchase up to 750,000 shares of Common Stock if the exercise price thereof is at least $1.00 per share; (iii) any options granted to directors of the Corporation pursuant to the automatic grants of the Nonemployee Director Plan, as currently in effect, where the exercise price has been discounted to reflect forgiven director fees; or (iv) any shares of Common Stock issued upon the exercise of any such options, warrants or conversion rights.

                7.4.4 If at any time or from time to time the Corporation shall by subdivision, consolidation or reclassification of shares, or otherwise, change as a whole, the outstanding shares of Common Stock into a different number or class of shares, the shares issuable: (i) upon conversion of the Series B Preferred Stock; (ii) in payment of dividends; and (iii) on conversion of any accumulated and unpaid dividends, and the Conversion Price per share, shall be proportionately and correspondingly adjusted.

                7.4.5 In case the Corporation shall declare a dividend upon the Common Stock payable otherwise than out of earnings or earned surplus and otherwise than in Common Stock, the Conversion Price in effect immediately prior to the declaration of such dividend shall be reduced by an amount equal, in the case of a dividend in cash, to the amount thereof payable per share of the Common Stock, or in the case of any other dividend, to the fair value thereof per share of the Common Stock as determined, in good faith, by the Board of Directors of the Corporation. For the purposes of the foregoing, a dividend other than in cash shall be considered payable out of earnings or earned surplus only to the extent that such earnings or earned surplus are charged an amount equal to the fair value of such dividend as determined in good faith by the Board of Directors of the Corporation. Such reductions shall take effect as of the date as of which the holders of Common Stock of record are entitled to such dividend.

                7.4.6 Irrespective of any adjustments or changes in the Conversion Price or the number of shares of Common Stock actually issuable: (i) on conversion of the Series B Preferred Stock; (ii) in payment of dividends; and
(iii) on conversion of any accumulated and unpaid dividends, the Series B Preferred Stock shall continue to express the Conversion Price per share and the number of shares issuable thereunder as expressed in Series B Preferred Stock when initially issued.

                7.4.7 The Corporation shall give notice to the holders of Series B Preferred Stock of any change in the Conversion Price of the Series B Preferred Stock and any change in the number of shares of Common Stock issuable in payment of dividends and on conversion of any accumulated and unpaid dividends, and the method of calculation thereof. The Corporation shall give the holder of Series B Preferred Stock advance notice of any cash dividends, rights offerings and other transactions directly for the benefit of holders of Common Stock of the Corporation.

        8. Exchange. The Series B Preferred Stock shall be exchangeable into convertible subordinated notes of the Corporation due March 19, 2004 (the "Notes") as follows:

                8.1 Option to Exchange. The Series B Preferred Stock shall be exchangeable, in whole but not in part, at the option of the Corporation, for Notes at any time after the original issuance of the shares of Series B Preferred Stock. The Corporation will mail to each record holder of the Series B Preferred Stock written notice of its intent to exchange the Series B Preferred Stock for the Notes no less than 30 nor more than 60 days prior to the date of the exchange (the "Exchange Date"). The notice shall specify the effective date of the exchange, the manner for surrender of the Series B Preferred Stock, and that dividends shall cease to accrue on the Exchange Date.

                8.2 Effect on Preferred Stock. If the Corporation has caused the Series B Preferred Stock to be exchanged for Notes and has complied with the other provisions of this Section 8, then notwithstanding that any certificates for shares of Series B Preferred Stock have not been surrendered for exchange, on the Exchange Date dividends shall cease to accrue on the Series B Preferred Stock and at the close of business on the Exchange Date the holders of the Series B Preferred Stock shall cease to be stockholders with respect to the Series B Preferred Stock and shall have no interest in other claims against the Corporation by virtue thereof and shall have no voting or other rights with respect to the Series B Preferred Stock, except the right to receive the Notes issuable upon such exchange and the right to accumulated and unpaid dividends, without interest thereon, upon surrender (and endorsement, if required by the Corporation) of their certificates, and the shares evidenced thereby shall no longer be deemed outstanding for any purpose.

                8.3 Conversion Prior to Exchange. Notwithstanding the foregoing, if notice has been given pursuant to this Section 8, and any holder of shares of Series B Preferred Stock shall, prior to the close of business on the Exchange Date, give written notice to the Corporation pursuant to Section 7 of the conversion of any or all of the shares held by the holder (accompanied by a certificate or certificates for such shares, duly endorsed or assigned to the Corporation), then the exchange shall not become effective as to the shares to be converted and the conversion shall become effective as provided in Section 7.

                8.4 Delivery. The Notes will be delivered to the persons entitled thereto upon surrender to the Corporation of the certificates for shares of Series B Preferred Stock being exchanged therefor.

                        IN WITNESS WHEREOF, IntelliCorp, Inc. has caused this Certificate to be signed by Kenneth H. Haas, its President, on this 18th day of March, 1997.


                                                INTELLICORP, INC.


                                                /s/ KENNETH H. HAAS
                                                -------------------
                                                Kenneth H. Haas
                                                President